UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2011

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive

Suite 800

San Jose, CA 95110

(Address of principal executive offices, including zip code)

408-944-4000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)(1) Effective August 17, 2011, David A. Krall was elected to the Board of Directors of Quantum Corporation (the "Company"). He has also been appointed to the Company's Leadership and Compensation Committee.

The material terms and conditions of Mr. Krall's appointment are set forth in his offer letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference. In addition, Mr. Krall entered into the Company's Director Change of Control Agreement and the Company's Indemnification Agreement, in the forms filed by the Company by Form 8-K on May 10, 2011 and April 4, 2007 respectively.

There are no arrangements or understanding between Mr. Krall, on the one hand, and the Company or any other persons, on the other, pursuant to which Mr. Krall was selected as a director. There are no related party transactions between the Company and Mr. Krall (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Mr. Krall to the Company's Board is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Offer Letter, dated August 16, 2011
99.1	Press Release, dated August 22, 2011

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

August 22, 2011	By:	/s/ Shawn D. Hall
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter, dated August 16, 2011
99.1	Press Release, dated August 22, 2011